GEORGIA--MITCHELL COUNTY

     THIS AGREEMENT made and entered into this 1st day of January, 2003, by and between PINSON & BANKSTON, J.V., a joint venture of MICHAEL L. BANKSTON and TIM PINSON, INC., of Mitchell County, Georgia, as Parties of the First Part, hereinafter referred to as "Lessors," and FLINT RIVER NATIONAL BANK, proposed, of Mitchell County, Georgia, as Party of the Second Part, hereinafter referred to as "Lessee":

     WITNESSETH:

     1. Lessors do hereby rent and lease unto Lessee the following described property, hereinafter called "premises": The building floor space located at 94-B E. Oakland Ave. according to the present system of numbering buildings in the City of Camilla, Mitchell County, Georgia, together with all fixtures and equipment located therein. (See attached floor plan labeled Exhibit "A" and by this reference incorporated herein.)

     2. The term of said lease shall be from January 1, 2003 to December 31, 2003.

     3. The rental fee for the TERM shall be $9600.00. Lessee shall pay to Lessors on or before the first day of each month in advance during the term of this lease a payment of $800.00 per month. Said payments are to be made payable to "Pinson & Bankston" and may be mailed to P.O. Box 385, Camilla, Georgia or hand delivered to 52 E. Oakland Ave., Camilla, Georgia 31730. Lessee shall have the option to renew said rental term up to four (4) additional twelve-month periods. Said renewal shall be requested in writing within sixty
(60) days of lease expiration.

     4. Lessors shall maintain the roof and exterior of the building including heating/air conditioning system located on said premises and shall make all repairs to roof and exterior of


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the building necessitated by casualty losses and/or normal wear and tear except that if any loss is the result of an act or omission of Lessee, then Lessee shall pay for such repairs.

     5. Lessee agrees to make no structural changes on the premises without prior written approval from Lessors, including changes to the exterior of the premises.

     6. Lessee accepts said premises in its present condition and agrees that Lessee will maintain said building and all systems and fixtures in a proper state of repair during the term of this lease. Lessee shall be responsible for all repairs to same, which are not structural and/or roof repairs required to be made by Lessors in paragraph 4 above.

     7. Lessee shall at once report in writing to Lessors any defect or condition known by Lessee which Lessors may be required to repair, and failure to so report shall make Lessee responsible for damages resulting from such defective conditions.

     8. Lessors shall be responsible for payment of water, gas, sewage, and electricity furnished to the premises. Lessee shall be responsible for garbage and other services provided to the premises.

     9. Lessee covenants that it will not allow premises to be used for any illegal or immoral purposes and that he will not do or suffer to be done in or about said premises any act or thing which may be a nuisance, annoyance, inconvenience or damage to Lessors, the adjoining property or the neighborhood.

     10. Lessee shall be responsible for keeping and maintaining the yards of the premises including mowing, edging, pruning & trimming grass & shrubs.

     11. Lessee agrees that it will not place or suffer to be placed, any debris upon the premises and that she will repair any damage caused by the hanging of displays in the premises.


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     12.     Lessee shall not sublease any portion of the demised premises without prior written consent of Lessors.

     13. If the premises is partially destroyed or damaged as a result of fire or other casualty, the Lessors shall immediately repair same, subject to the express provisions that if said damages are so extensive that Lessors shall in its sole discretion determine that it is not in its best interest to repair same, then it shall have the option to notify Lessee within fifteen (15) days of such damage that it does not elect to repair said building and this lease shall terminate. In the event of any such termination, the lease rentals provided for herein shall be accounted for as of the date said premises are untenantable. If the premises are totally destroyed, or so substantially damaged as to be untenantable, by storm, fire or other casualty, the lease shall terminate as of the date of such destruction or damage and rental shall be accounted for as between Lessors and Lessee as of that date.

     14. Lessee agrees that all buildings, additions or other improvements of a permanent nature installed on the demised premises by Lessee, including all electrical wiring, electrical fixtures, and floor coverings shall immediately become the property of the Lessors and shall not be removed by Lessee at the termination of this lease or any renewal thereof unless prior to the installation thereof, the parties enter a written agreement providing for the removal of same by Lessee. Lessee will not make such installations without prior consent of Lessors.

     15. Upon the Lessee breaching this contract, the Lessors as Lessee's agent, without terminating this contract, may at Lessors' option enter upon and rent premises at the best price obtainable by reasonable effort with or without advertisement and/or by private negotiation for any term or terms Lessors may deem proper. Lessee will be responsible, regardless of re-rental, for all payments required under this lease, for its full term, as liquidated damages for such


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breach. It is specifically agreed that breach by Lessee will cause substantial losses to Lessors which would be difficult to determine and that the liquidated amount is fair and reasonable.

     16. Lessee may terminate this lease without cause with 30 days' advance notice to Lessors. In the event Lessee so terminates lease she shall pay Lessors the equivalent of three months' payment under this lease as penalty for early termination in addition to any other payments otherwise due.

     17. Lessee further agrees to indemnify and save harmless Lessors from any liability for injuries and damages to all property and persons whomsoever occurring in connection with the use and occupancy of the leased premises. Lessee shall keep and maintain liability insurance sufficient to protect Lessors from such claims and name Lessors as co-insured.

     18. Lessee's failure to pay the rental hereunder when due or the breach of any of the other terms and conditions of this agreement shall constitute a default hereunder and Lessee's failure to cure or correct such default within 15 days of written notice thereof shall give Lessors the right to terminate this agreement and all of Lessee's rights hereunder. Said right to terminate shall be exercised by written notice to Lessee within 15 days from date default occurs.

     19. Lessors' acceptance of late payment of rent or any other indulgence on the part of Lessors hereunder shall not constitute a waiver of Lessors' right to insist upon strict compliance with the terms and conditions of this agreement on any subsequent occasion.

     20. If Lessee defaults for fifteen (15) days in paying amounts due hereunder, or if Lessee defaults for thirty (30) days after written notice thereof in performing any other of the obligations hereunder, or if Lessee is adjudicated to be bankrupt, or if a permanent receiver is appointed for the property of Lessee including his interest in the premises, and such receiver is not removed in thirty (30) days after written notice from Lessors to Lessee to obtain such


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removal or, if, whether voluntarily or involuntarily, Lessee takes advantage of any debtor relief proceeding under any present or future law whereby the rent of any part thereof is reduced or payment thereof deferred, or if Lessee makes an assignment for the benefit of creditors, or if the premises of the interest of Lessee therein shall be levied upon or attached under process against Lessors and not satisfied or dissolved within thirty (30) days after written notice from Lessors to Lessee to obtain satisfaction thereof, then and in any of said events, Lessors may at their option, at any time thereafter (but only during the continuance of such default or conditions) terminate this lease by written notice to Lessee whereupon this lease shall end. Upon such termination by Lessors, Lessee shall at once surrender possession of the premises to Lessors and remove all of Lessee's effects therefrom and Lessors may forthwith re-enter the premises and repossess himself thereof and remove all persons and effects therefrom using such force as may be necessary without being guilty of trespass, forcible entry, detainer, or other tort.

     21. If any rent or additional amount for Lessors' renovations owing under this lease is paid after the 5th day of the month in which such payment becomes due a late penalty in the amount of 10% of the amount due shall be added and due.

     22. No termination of this lease prior to the normal ending thereof by lapse of time or otherwise shall affect Lessors' right to collect rent due hereunder. If any amounts past due hereunder are collected by or through an attorney at law the 15% of said amount shall be added as cost of collection after giving Lessee notice and allowing ten (10) days to cure default of such payment.

     23. It is agreed that Lessors shall not be liable or responsible in any way for any damage to any person or property sustained in or about the demised premises during the term of this lease or any renewal thereof unless such damage was occasioned by the negligence of


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Lessors. Lessee specifically agrees to hold Lessors harmless from any damage occasioned by a structural default or failure in the premises of which Lessee has not given Lessors notice as provided herein.

     24. For all purposes of notice required under this lease, the address of Lessors is:

                   Pinson & Bankston, J.V.
                   P.O. Box 385
                   Camilla, Georgia 3 1730

             The address of Lessee is:

                   Flint River National Bank, Proposed
                   c/o Jerry Kennedy
                   94 E. Oakland Ave.
                   Camilla, Georgia  31730

     25. This lease contains the entire agreement of the parties and no representations, inducements, promises, agreements or otherwise between the parties not embodied herein shall be of any force or effect. No failure of Lessors to exercise any power given Lessors hereunder or to insist upon strict compliance by Lessee of any obligation hereunder and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of the rights of the Lessors to demand exact compliance with the terms hereof.

     26.     Time is of the essence in all terms of this lease.


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     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and affixed their seals the day and year first above written.

                                                  "LESSORS"
                                            PINSON & BANKSTON, J.V.

                                   By:     /s/ Michael L. Bankston      (LS)
                                           -----------------------------
Signed, sealed and delivered               MICHAEL L. BANKSTON
in the presence of:

/s/ Jennifer A. Roberts
------------------------------
Witness
                                               TIM PINSON, INC.

/s/ Linda P. Cox                    By:     /s/ Timothy R. Pinson       (LS)
------------------------------              ----------------------------
Notary Public                               TIMOTHY R. PINSON, Pres.



                                                 "LESSEE"

                                         FLINT RIVER NATIONAL BANK.
                                                (Proposed)

                                   By:     /s/ W. Jerry Kennedy         (LS)
                                           ----------------------------
Signed, sealed and delivered                Title:  President
in the presence of:
                                   Attest: /s/ Taylor D. Bankston       (LS)
                                           ----------------------------
/s/ Jennifer A. Roberts                     Title:  Secretary
------------------------------
Witness

/s/ Linda P. Cox
------------------------------
Notary Public


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